UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549-1004

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 18, 2011

GENERAL MOTORS COMPANY

(Exact Name of Company as Specified in its Charter)

001-34960	DELAWARE	27-0756180
(Commission File Number)	(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

300 Renaissance Center, Detroit, Michigan		48265-3000
(Address of Principal Executive Offices)		(Zip Code)

(313) 556-5000

(Company’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

SIGNATURE

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 22, 2011, GM Preferred Finance Co. Holdings LLC (“GM HoldCo”), a wholly-owned indirect subsidiary of General Motors Company (“GM” or the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”), by and among GM HoldCo, Ally Financial Inc. (“Ally”), Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays Capital Inc., as representatives to the several underwriters named therein pursuant to which GM HoldCo agreed to sell 40,870,560 shares of Ally’s Fixed Rate/Floating Rate Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”) with a liquidation amount of $25 per share. The Series A Preferred Stock were priced at a public offering price of $25 per share. After deducting the estimated underwriting discount and commissions, GM HoldCo will receive $1,003,883,130 in aggregate net proceeds. GM HoldCo expects the offering to close on or about March 25, 2011, subject to the satisfaction of customary closing conditions. The Underwriting Agreement will not require GM HoldCo to indemnify the underwriters or Ally against any liabilities, including liabilities under the Securities Act of 1933, as amended, or to reimburse the underwriters or Ally for any payments that such party may be required to make because of such liabilities. A press release announcing the pricing of the Series A Preferred Stock is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

Upon completion of the offering, GM HoldCo will no longer own any shares of Ally’s Series A Preferred Stock and will no longer receive dividends on its investment in Ally’s Series A Preferred Stock, which accrued dividends at 10.0% per annum. The sale of the Series A Preferred Stock will result in a book gain of $0.3 billion to be recorded in the first quarter of 2011.

Ally provides the majority of GM dealers with wholesale floorplan financing in North America and they are an important financing source for GM retail customers. In addition, Ally is the major financing partner to GM, its dealers and customers in key international markets.

The offering is being made pursuant to a preliminary prospectus supplement dated March 22, 2011 and an accompanying prospectus dated March 22, 2010, pursuant to Ally’s (formerly, GMAC, Inc.) existing effective shelf registration statement on Form S-3 (File No. 333-165610), which was filed with and declared effective by the Securities and Exchange Commission on March 22, 2010.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

As previously announced in a press release dated March 10, 2011 and disclosed in a Current Report on Form 8-K filed on March 11, 2011, Daniel Ammann has been appointed Senior Vice President and Chief Financial Officer of General Motors Company (the “Company”) effective April 1, 2011. Following agreement in principle by the Special Master for TARP Executive Compensation on March 17, 2011, the Company and Mr. Ammann agreed to his 2011 compensation arrangement on March 18.

Mr. Ammann’s annual cash base salary effective April 1, 2011 as Senior Vice President and Chief Financial Officer will be $750,000 and he will participate in the benefit plans currently available to executive officers as described in the Company’s Registration Statement on Form S-1, filed August 18, 2010 and subsequently amended, and as set forth as exhibits to various periodic filings by the Company. As additional 2011 compensation he will receive (a) salary stock units valued at $2,050,000 in aggregate, which will be granted quarterly pursuant to the Company’s Salary Stock Plan and delivered in annual installments over three years beginning in 2012, and (b) TARP-compliant restricted stock units valued at $1,400,000 under the Company’s 2009 Long-Term Incentive Plan. (Valuations are based on the market price of the Company’s common stock at the time salary stock units or restricted stock units are granted.)

Consistent with the practice established by the Special Master’s Determination Letter dated April 16, 2010, for Covered Employees entering the “Top 25”, restricted stock units granted to Mr. Ammann on February 10, 2011 that originally vested over three years will be modified to vest the grant on March 31, 2011, when he will receive shares of restricted stock subject to the same transferability restrictions as the original grant.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBITS

Exhibits	Description	Method of Filing

99.1	Press release, dated March 22, 2011.	Attached as Exhibit

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS COMPANY (Registrant)

Dated: March 24, 2011

	By:	/s/ Nick S. Cyprus
		Name:	Nick S. Cyprus
		Title:	Vice President, Controller and Chief Accounting Officer

EXHIBITS

Exhibits	Description	Method of Filing

99.1	Press release, dated March 22, 2011.	Attached as Exhibit